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                                                                   EXHIBIT 10.52

October 9, 2003

Jonathan G. Morgan
170 30th Avenue
San Francisco, CA  94121

RE: EMPLOYMENT TERMS

Dear Jonathan:

First Virtual Communications, Inc. (the "COMPANY") is pleased to confirm your position as President and Chief Executive Officer, pursuant to the terms of this letter agreement ("AGREEMENT").

1.       DUTIES

You will be expected to perform various duties consistent with your position. As a Section 16 officer, this position reports to the Company's Board of Directors ("BOARD"). Additionally the Compensation Committee will establish certain performance targets and Company goals related to your specific job function, in consultation with you as set forth herein.

2.       COMPENSATION

         2.1 BASE CASH COMPENSATION. For the year 2003, your base salary will be $300,000 per year (less payroll deductions and all required withholdings), which will be subject to annual review. You will be paid bi-weekly and you will be eligible for all standard Company benefits provided to other senior executives. Details about these benefit plans are available for your review upon request from the Company's Director of Human Resources. The Company may modify benefits packages from time to time, as it deems necessary.

         2.2 VARIABLE CASH COMPENSATION. You will also be entitled to annual performance based cash and stock option compensation as determined by the Compensation Committee and agreed to by you on an annual basis within the first 60 days of each calendar year, commencing with the calendar year 2004, subject to your achievement of specified performance targets ("Variable Compensation"). Such performance targets shall be set forth in writing and attached to this agreement as Exhibit D.

         2.3 STOCK OPTIONS. You received under the Company's 1997 Equity Incentive Plan and 1999 Equity Incentive Plan, options to purchase an aggregate of 210,000 shares of the Company's common stock, at an exercise price equal to the fair market value of $4.05 per share, the stock's closing price as reported on the Nasdaq SmallCap Market on May 15, 2003. (The number of shares in this Section 2.5 and

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exercise price have been adjusted to reflect the one-for-five reverse split of the Company's common stock on June 27, 2003 at 5:00 p.m.). This is in addition to the options to purchase 30,000 shares of the Company's common stock granted to you on November 13, 2002.

In accordance with Section 3, Stock Options, of the Offer Letter between you and the Company, dated October 29, 2002, you will also receive under the Company's 1999 Equity Incentive Plan, an option to purchase 20,000 shares of the Company's common stock, for meeting the objective of finding a permanent Company President and Chief Executive Officer within six months of October 29, 2002. The stock option will be governed by and granted pursuant to a separate Stock Option Agreement. The exercise price per share of the stock option will be equal to the fair market value of the Common Stock on the date of grant, which will be the date the Board approves the stock option grant. The Board will meet to approve the grant promptly following the execution of this Agreement. The stock option will be fully vested on the date of grant.

3.       TERMINATION OF EMPLOYMENT

Employment at First Virtual Communications is "at will." The Company may terminate your employment at any time and for any or no reason, with or without Cause or advance notice, by giving you written notice of such termination. Similarly, you may terminate your employment with the Company at any time at your election, in your sole discretion, for any or no reason upon written notice to the Company. The terms of your employment relationship may not be modified except by a written agreement signed by the Chairman of the Compensation Committee or another director or officer designated by the Compensation Committee.

In the event that the Company terminates your employment without Cause, you terminate you employment with the Company for Good Reason, or upon your Disability, then upon your furnishing to the Company an executed release and waiver of claims in the form attached hereto as EXHIBIT A, you shall be entitled to receive severance payments and other rights in the form of (i) your accrued base salary and accrued and unused vacation benefits earned through your date of termination, (ii) continuation of your base compensation in effect at the time of your termination, for a period of twelve (12) months after the date of termination to be paid out bi-weekly in accordance with the Company's regular payroll policies, (iii) any variable compensation earned as of the date of your termination, to be paid out in accordance with the terms of your Variable Compensation, and (iv) a six (6) month period (or such longer period specified in your option agreements) immediately following your date of termination in which to exercise any outstanding stock options of the Company which are then held by you which are vested as of your termination date. All cash payments shall be subject to applicable payroll deductions and withholdings. During the severance period, you shall be entitled to receive COBRA medical benefits for yourself and eligible dependents paid for by the Company until the earlier of
(a) twelve (12) months after the date of termination, or (b)

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the date that you become eligible to receive medical benefits from another company or business entity that provides coverage for you and your dependents.

"CAUSE" means your: (i) gross negligence or willful misconduct in connection with the performance of your duties to the Company that in the written determination of a majority of the Board has not been cured within thirty (30) days following receipt by you of written notice from the Board identifying such acts of gross negligence or willful misconduct; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of a majority of the Board has caused material injury to the Company's business;
(iii) dishonesty with respect to a significant matter relating to the Company's business and intended to result in personal enrichment of you or your family at the expense of the Company; or (iv) material breach of this Offer Letter or the Proprietary Information and Inventions Agreement referenced below by and between you and the Company, which material breach has not been cured within thirty (30) days following receipt by you of written notice from the Board identifying such material breach.

"GOOD REASON" means: (i) the assignment to you of any position other than President and Chief Executive Officer of the Company or any material reduction in your duties, authority or responsibilities as in effect prior to such reduction such that you no longer have the duties, authority and responsibilities customarily associated with the office of President and Chief Executive Officer of the Company; (ii) a reduction by the Company in your base salary, or variable compensation as in effect immediately before such reduction unless such reduction in base salary or variable compensation is made as a part of a general cost-savings plan to reduce expenses that is applicable to all senior executives similarly situated; (iii) your relocation to a facility or a location more than thirty-five (35) miles from your then present location; or
(iv) any failure of the Company to obtain the assumption of this Agreement by any successor or assign of the Company, except, in any such case, if agreed in writing by you to be an exception to this definition.

"DISABILITY" means your death, or physical or mental disability that prevents you from satisfactorily performing the normal duties and responsibilities of your office in the reasonable good faith determination of the Board for a period of more than one hundred twenty (120) consecutive days.

If your employment is terminated for Cause, or you voluntarily terminate your employment from the Company for other than Good Reason, all compensation and benefits will cease immediately and you will receive no additional payment from the Company other than (i) your accrued base salary and accrued and unused vacation benefits earned through your date of termination and (ii) any variable compensation earned as of the date of your termination to be paid out in accordance with Sections 2.3 and 2.4.

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4.       COMPANY POLICY

As a Company employee, you are expected to abide by the Company's policies, procedures, rules and regulations and acknowledge in writing that you have read the Company's Employee Handbook, which will govern the terms and conditions of your employment. The Company's Employee Handbook may be modified from time to time at the sole discretion of the Company. Normal working hours are from 8:00 a.m. to 5:00 p.m., Monday through Friday. As an exempt salaried employee, you will be expected to work additional hours as required by the nature of your work assignments. As part of your employment, you shall not engage in other for profit activities (other than passive investment activities) outside the Company's employment, unless such activity has been specifically authorized by the Board or the Compensation Committee.

5.       PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

As a condition of employment, you previously signed and will be required to continue to comply with the Proprietary Information and Inventions Agreement, attached hereto as EXHIBIT B, which prohibits unauthorized use or disclosure of the Company's proprietary information, among other things.

In your work for the Company, you will be expected not to use or disclose any confidential information, including trade secrets, of any former employer or other person to whom you have an obligation of confidentiality. Rather, you will be expected to use only that information which is generally known and used by persons with training and experience comparable to your own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company. During our discussions about your proposed job duties, you assured us that you would be able to perform those duties within the guidelines just described.

You agree that you will not bring onto Company premises any unpublished documents or property belonging to any former employer or other person to whom you have an obligation of confidentiality.

6.       CHANGE OF CONTROL

You will also be covered by the Company's Executive Officer's Change of Control Plan, which is attached to this agreement as EXHIBIT C.

7.       ENTIRE AGREEMENT

This Agreement, together with your Proprietary Information and Inventions Agreement, the Executive Officer's Change of Control Plan and the stock option documents referred to herein, constitute the complete and exclusive statement of the terms of your employment with the Company. The employment terms in this Agreement supersede any other agreements or promises made to you by anyone, whether oral or written, including the Offer Letter between you and the Company dated October 29, 2002. The terms of this

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Agreement cannot be modified, except in a writing signed by the Company's
Chairman of the Compensation Committee or other officer or director designated by the Compensation Committee.

8.       GOVERNING LAW

This Agreement will be governed by and construed according to the laws of the State of California. You hereby expressly consent to the personal jurisdiction of the state and federal courts located in the County of San Francisco, California for any lawsuit arising from or related to this Agreement.

9.       ARBITRATION

The parties hereby agree that any dispute, claim or controversy arising out of, relating to or in connection with this Agreement ("ARBITRABLE CLAIMS") shall be determined exclusively by and through final and binding arbitration in San Mateo County, California, each party hereto expressly and conclusively waiving its right to proceed to a judicial determination with respect to the merits of such arbitrable matters. Such arbitration shall be conducted in accordance with the American Arbitration Association National Rules for Resolution of Employment Disputes then in effect before a neutral and impartial arbitrator who shall be selected by mutual agreement of the parties. The arbitrator shall prepare a written decision containing the essential findings and conclusions on which the award is based so as to ensure meaningful judicial review of the decision. The arbitrator shall apply the same substantive law, with the same statutes of limitations and same remedies, that would apply if the claims were brought in a court of law. This Agreement shall be governed by the California Arbitration Act and the arbitrator, in ruling on procedural and substantive issues raised in the arbitration itself, shall apply the substantive law of the State of California. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit in any way related to any Arbitrable Claim. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

10.      SUCCESSORS AND ASSIGNS.

This Agreement will be binding upon your heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. Please sign and date this Agreement, and return it to the Company's Human Resources Department. We understand you have accepted employment with the Company under the terms described above. As required by law, this offer is subject to satisfactory proof of your right to work in the United States. We look forward to your favorable reply and to a productive and enjoyable work relationship.

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11.      SEVERABILITY.

If one or more of the provisions of this Agreement are deemed unenforceable by law, then such provision or provisions will be deemed stricken from this Agreement and the remaining provisions shall continue in full force and effect.

12.      SEVERANCE BENEFITS.

Any Severance benefits under the second paragraph of Section 3, item (ii), continuation of base compensation, of this Agreement to which you may be entitled, shall be in lieu of any benefits to which you would otherwise be entitled under Section 5(i) of the Company's Executive Officers' Change of Control Plan.

Please sign this document as acceptance of the employment terms listed in this Agreement.

Sincerely,

FIRST VIRTUAL COMMUNICATIONS, INC.

By:   /s/ Norman Gaut
   ______________________________
   Norman Gaut
   Chairman of the Compensation Committee

ACCEPTED:


/s/  Jonathan G. Morgan
_______________________________
Jonathan G. Morgan

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Attachments:

Exhibit A:  Form of Release
Exhibit B:  Proprietary Information and Inventions Agreement
Exhibit C:  Executive Officers' Change of Control Plan
Exhibit D:  Variable Compensation

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                                                                       EXHIBIT A

                                RELEASE AGREEMENT
                             [Employees 40 and over]

I, ____________, understand that my position with _____________ (the "Company") was terminated effective _________, 2002 (the "Separation Date"). The Company has agreed that if I choose to sign this Agreement and provided the Agreement becomes effective, the Company will pay me severance in the amount of ____ weeks of base salary minus the standard withholdings and deductions. This payment will be made within three (3) days of the Effective Date of this Agreement. I understand that I am not entitled to this severance payment unless I sign this Agreement and it becomes effective. I understand that in addition to this severance, the Company will pay me all of my accrued salary and vacation to which I am entitled by law.

In exchange for the consideration provided to me by this Agreement that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) ("ADEA"), and the California Fair Employment and Housing Act (as amended).

In giving this release, which includes claims which may be unknown to me at present, I hereby acknowledge that I have read and understand Section 1542 of the Civil Code of the State of California which reads as follows:

         A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

I hereby expressly waive and relinquish all rights and benefits under this section and any law or legal principle of similar effect in any jurisdiction with respect to claims released hereby.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Agreement; (b) I should consult with an attorney prior to executing this release; (c) I

                                       1.

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have twenty-one (21) days within which to consider this release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following the execution of this release to revoke the Agreement; and (e) this Agreement will not be effective until the eighth day after this Agreement has been signed both by me and by the Company ("Effective Date").

I acknowledge my continuing obligations under my Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A. Pursuant to the Proprietary Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control.

This Agreement [including Exhibit A hereto] constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Agreement may only be modified by a writing signed by both me and a duly authorized officer of the Company.

I accept and agree to the terms and conditions stated above:

___________________                                     _______________________
    Date                                                       [Employee]

___________________                                     _______________________
    Date                                                       [Company]

                                       2.

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                                                                       EXHIBIT B

                       FIRST VIRTUAL COMMUNICATIONS, INC.

            FORM OF PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

         In consideration of my employment or continued employment by First Virtual Communications, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

         1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company and an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

         The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, cell lines, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

         2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         3.       ASSIGNMENT OF INVENTIONS.

                  3.1 ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this

                                       1.

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Agreement does not require assignment of any invention that qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

                  (1) Any provision in an employment agreement that provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                           (A)      Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                           (B)      Result from any work performed by the
employee for the employer.

                  (2) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

                  3.2 GOVERNMENT. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

         4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

         In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the

                                       2.

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same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, that I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, after termination of my employment, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

         6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, that I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete disclosure of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to disclose such Inventions on Exhibit A. Instead, I am to disclose in the applicable space on Exhibit A, only a cursory name for each such Invention, a listing of the party(s) to whom it belongs and the fact that full disclosure as to such Invention has not been made for that reason.

         7. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. As further assurance that I will not improperly use or disclose any Proprietary Information of the Company, I agree that, for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company, I will not (i) solicit or induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any customer of the Company (other than, prior to termination of my employment, on behalf of the Company and, after termination of my employment, with respect to products or services of a type not supplied by the Company).

                                       3.

                  If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         8. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless previously and specifically consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company or by me while employed by the Company.

         9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, molecules, cells and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company, whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel confirming the above and my obligations under this Agreement.

         11. LAW AND REMEDIES. I understand that the unauthorized taking of the Company's trade secrets (i) could result in civil liability under California Civil Code Section 3426, and that, if willful, could result in an award for triple the amount of the Company's damages and attorneys' fees; and (ii) is a crime under California Penal Code Section 499(c), punishable by imprisonment for a time not exceeding one year, or by a fine not exceeding five thousand dollars ($5,000), or by both. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

                                       4.

         12. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         13.      GENERAL PROVISIONS.

                  13.1 GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California without respect to its choice of law provisions.

                  13.2 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged therewith. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

                  13.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

                  13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  13.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

                  13.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely October 9, 2002.

                                       5.

         I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

October 9, 2003                            /s/ Jonathan Morgan
______________________                    ___________________________________
       Date                               EMPLOYEE SIGNATURE

                                          Address:

                                          ___________________________________
                                          ___________________________________

ACCEPTED AND AGREED TO:

FIRST VIRTUAL COMMUNICATIONS, INC.

By:       /s/ Tammy Polanco
     _________________________________________

Name:________________________________________

Title:_______________________________________

Address:  First Virtual Communications, Inc.
          3200 Bridge Parkway, Suite 202
          Redwood City, CA 94065

                                       6.

                                    EXHIBIT A
                           TO PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT

FVC.COM
3393 Octavius Drive
Santa Clara, CA  95054

Gentlemen:

1. Except as noted in Section 2 below, the following is a complete disclosure of all inventions or improvements relevant to the subject matter of my employment by FVC.COM (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

         _____ No inventions or improvements.

         _____ See below:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _____    Additional sheets attached.

2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(s):

              INVENTION OR IMPROVEMENT              PARTY(S) RELATIONSHIP
         _______________________________________________________________________
         1.
         _______________________________________________________________________
         2.
         _______________________________________________________________________
         3.
         _______________________________________________________________________

         _____ Additional sheets attached.

                                       7.

3. I propose to bring to my employment the following devices, materials and documents of a former employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my employment pursuant to the express written authorization of my former employer or such other person (a copy of which is attached hereto):

         _____ No Material.

         _____ See Below:

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _______________________________________________________________________

         _____ Additional sheets attached.

Date: _______________________

                                  Very truly yours,

                                 __________________________________________
                                 Employee Signature

                                       8.

                                                                       EXHIBIT C

                       FIRST VIRTUAL COMMUNICATIONS, INC.

                   EXECUTIVE OFFICERS' CHANGE OF CONTROL PLAN

             ADOPTED BY THE BOARD OF DIRECTORS ON FEBRUARY 17, 1999

             AMENDED BY THE BOARD OF DIRECTORS ON OCTOBER 23, 2003


1.       INTRODUCTION; PURPOSES.

         (a) The purpose of this Plan is to provide certain executive officers of the Company with protection of certain benefits in case of a termination of his or her employment with the Company in connection with a Change of Control of the Company.

         (b) The Company, by means of the Plan, seeks (i) to retain the services of certain current executive officers of the Company, (ii) to secure and retain the services of new Section 16 Officers and (iii) to provide incentives for such officers to exert maximum efforts for the success of the Company even in the face of a potential Change of Control of the Company.

2.       COVERAGE OF THE PLAN.

                  Each person who, after the Effective Date, is appointed a
Section 16 Officer of the Company, if and as of the date the officer is confirmed as a Section 16 Officer by action of the Board shall be covered by this Plan.


3.       DEFINITIONS.

         (a)      "ACCOUNTANTS" has the meaning given thereto in Section 6(b).

         (b)      "ADEA" has the meaning given thereto in Section 7(c).

         (c)      "BOARD" means the Board of Directors of the Company.

         (d) "CAUSE" means Executive's: (i) gross negligence or willful misconduct in connection with the performance of Executive's duties to the Company that in the written determination of a majority of the Board has not been cured within thirty (30) days following receipt by Executive of written notice from the Board identifying such acts of gross negligence or willful misconduct; (ii) commission of a felony (other than a traffic-related offense) that in the written determination of a majority of the Board has caused material injury to the Company's business; (iii) dishonesty with respect to a significant matter relating to the Company's business and intended to result in personal enrichment of Executive or his or her family at the expense of the Company; or (iv) material breach of any agreement by and between Executive and the Company, which material breach has not been cured within thirty (30) days following receipt by Executive of written notice from the Board identifying such material breach.

         (e) "CHANGE OF CONTROL" means: (i) a dissolution or liquidation of the Company; (ii) a sale of all or substantially all the assets of the Company;
(iii) a merger or consolidation in which the Company is not the surviving corporation and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (iv) a reverse merger in which the Company is the surviving corporation but the shares of the common stock of the Company outstanding immediately before the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and in which beneficial ownership of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors has changed; (v) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or subsidiary of the Company or other entity controlled by the Company) of the beneficial ownership (within the meaning of Rule 13d_3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (vi) in the event that the individuals who are members of the Incumbent Board cease for any reason to constitute at least fifty percent (50%) of the Board.

         (f)      "CODE" means the Internal Revenue Code of 1986, as amended.

         (g) "COMMITTEE" means a committee appointed by the Board in accordance with Section 4(c).

         (h) "COMPANY" means First Virtual Communications, Inc., a Delaware corporation.

         (i)      "COMPANY-PAID COVERAGE" has the meaning given thereto in
Section 5.

         (j) "DISABILITY" means Executive's death, or physical or mental disability that prevents Executive from satisfactorily performing the normal duties and responsibilities of Executive's office in the good faith determination of the Board for a period of more than one hundred twenty (120) consecutive days.

         (K)      "EFFECTIVE DATE" means February 17, 1999.

         (L) "EMPLOYEE AGREEMENT AND RELEASE" has the meaning given thereto in Section 7(c).

         (M) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         (N)      "EXCISE TAX" has the meaning given thereto in Section 6.

         (O)      "EXECUTIVE" means a person covered by this Plan pursuant to
Section 2(a) or

                                       2.

Section 2(b).

         (p) "GOOD REASON" means: (i) any material reduction of Executive's duties, authority or responsibilities relative to Executive's duties, authority, or responsibilities as in effect immediately before such reduction, except if agreed to in writing by Executive; (ii) a reduction by the Company in the base salary or Target Bonus opportunity of Executive as in effect immediately before such reduction; (iii) the relocation of Executive to a facility or a location more than thirty_five (35) miles from Executive's then present location, without Executive's written consent; or (iv) any failure of the Company to obtain the assumption of this Plan by any successor or assign of the Company.

         (q) "INCUMBENT BOARD" means the individuals who, as of the Effective Date, are members of the Board. If the election, or nomination for election by the Company's stockholders, of any new director is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board.

         (r)      "PLAN" means this Executive Officers' Change of Control Plan.

         (s) "PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT" has the meaning given thereto in Section 7(b).

         (t) "SECTION 16 OFFICER" means an "officer" of the Company, as defined in Rule 16a-1(f) promulgated under the Exchange Act, provided such officer is designated as such by action of the Board.

         (u) "TARGET BONUS" means Executive's target bonus for the then current fiscal year, as set by the compensation committee of the Board.

4.       ADMINISTRATION

         (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 4(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                  (i) To construe and interpret the Plan and the rights covered under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                  (ii)     To amend or terminate the Plan as provided in Section
11.

                  (iii) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

                                      3.

         (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members, all of the members of which committee shall be, members of the Board. If administration is delegated to a committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more members of the Board any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

5. SEVERANCE BENEFITS IN THE EVENT OF A CHANGE OF CONTROL. If within eighteen (18) months following the date of a Change of Control of the Company Executive's employment with the Company terminates involuntarily other than for Cause, death or Disability, or if within such eighteen (18) month period, Executive terminates his or her employment with the Company voluntarily with Good Reason, then, subject to Section 6 and Section 7: (i) Executive shall be entitled to receive base salary continuation payments at Executive's base salary rate in effect on the date of termination, paid on a monthly basis, for twelve
(12) months after the date of termination, in addition to any accrued but unpaid base salary, bonus payments, and/or accrued and unused vacation; (ii) each of Executive's outstanding stock options, restricted stock awards and restricted stock purchases, and any options, awards or purchases held in the name of an estate planning vehicle for the benefit of Executive or his or her immediate family, shall have their vesting and exercisability schedules accelerated in full as of the date of termination; (iii) Executive shall be entitled to receive bonus continuation payments totaling the Executive's Target Bonus in effect on the date of termination, paid on a monthly basis, for twelve (12) months after the date of termination; and (iv) if at the time of termination Executive is covered by the Company's group health plan, the Company shall provide to Executive, subject to Executive and his or her eligible spouse and/or dependents electing continuation coverage under COBRA, one hundred percent (100%) Company-paid group health coverage at the same level of coverage as was provided to Executive immediately prior to the date of termination (the "COMPANY-PAID COVERAGE"). If such coverage included Executive's spouse and/or dependents immediately prior to the date of termination, such spouse and/or dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) twelve (12) months from the date of termination, or (y) the date that Executive and his or her spouse and/or dependents become covered under another employer's group health plan that provides Executive and his or her spouse and/or dependents with comparable benefits and levels of coverage. In no event shall Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to Executive hereunder.

6. PARACHUTE PAYMENTS; EXCISE TAX. In the event that the severance, acceleration of stock options and other benefits payable to Executive as a result of a Change of Control of the Company (i) constitute "parachute payments" within the meaning of Section 280G (as it may be amended or replaced) of the Code and (ii) but for this Section 6, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "EXCISE TAX"), then Executive's benefits payable in connection therewith shall be either

         (a)      delivered in full, or

                                       4.

         (b) delivered as to such lesser extent that would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 6 shall be made in writing in good faith by the outside accounting firm responsible for auditing the Company's financial records (the "ACCOUNTANTS"). In the event of a reduction in benefits hereunder, Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 6, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 6. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section hereunder.

7. LIMITATIONS AND CONDITIONS ON BENEFITS. The benefits and payments provided under this Plan shall be subject to the following terms and limitations:

         (a) WITHHOLDING TAXES. The Company shall withhold appropriate federal, state and local income and employment taxes from any payments hereunder.

         (b) PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT PRIOR TO RECEIPT OF BENEFITS. Executive shall have executed and delivered to the Company a standard form of the Company's proprietary information and inventions agreement, a copy of the current form of which is attached hereto as Exhibit A (the "PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT"), prior to the receipt or provision of any benefits (including the acceleration benefits) under this Plan. Additionally, Executive agrees that all documents, records, apparatus, equipment and other physical property that is furnished to or obtained by Executive in the course of his or her employment with the Company shall be and shall remain the sole property of the Company. Executive agrees not to make or retain copies, reproductions or summaries of any such property, except as otherwise necessary while acting in the normal course of business. In the event of any breach by Executive of the Proprietary Information and Inventions Agreement, all benefits payable under Section 5 of this Plan shall immediately terminate.

         (c) EMPLOYEE AGREEMENT AND RELEASE PRIOR TO RECEIPT OF BENEFITS. If, pursuant to Section 5, Executive's employment with the Company terminates involuntarily other than for Cause, death or Disability, or Executive terminates his or her employment with the Company voluntarily with Good Reason, then prior to, and as a condition of the receipt of any benefits (including the acceleration benefits) under this Plan on account of such termination, Executive shall, as of the date of such termination, execute an employee agreement and release in the form attached hereto as Exhibit B (the "EMPLOYEE AGREEMENT AND RELEASE"). Such Employee Agreement and Release shall specifically relate to all of Executive's rights and claims in existence at the time of such execution and shall confirm Executive's obligations under the Company's standard form of Proprietary Information and Inventions Agreement. If and only if Executive is covered by the federal Age Discrimination in Employment Act of 1967, as amended

                                       5.

("ADEA") (currently all those 40 years of age or over on the date of termination), Executive has twenty_one (21) days to consider whether to execute such Employee Agreement and Release and Executive may revoke such Employee Agreement and Release within seven (7) days after execution of such Employee Agreement and Release. In the event Executive is covered by ADEA and does not execute such Employee Agreement and Release within the twenty_one (21) days specified above, or if Executive revokes such Employee Agreement and Release within the seven (7) day period specified above, no benefits (including the acceleration benefits) shall be payable or made available to Executive on account of a termination under Section 5 of this Plan.

8. TERMINATION. Prior to a Change of Control of the Company, the right to receive benefits under this Plan shall automatically terminate on the date Executive ceases to be a Section 16 Officer, for any reason or no reason, as evidenced by the written resignation of Executive, by action of the Board removing Executive as a Section 16 Officer or otherwise.

9. NOTICES. Any notices provided for in this Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Executive, five (5) days after deposit in the United States mail, postage prepaid, addressed to Executive at the address specified in the corporate records of the Company or at such other address as Executive hereafter designates by written notice to the Company.

10.      AMENDMENT OR TERMINATION OF THE PLAN.

         (a) The Board at any time, and from time to time, may amend or terminate this Plan; provided, however, that any such termination must occur prior to the occurrence of a Change of Control of the Company.

         (b) Rights and obligations under this Plan of persons covered by this Plan before any amendment of this Plan made at or after the time of the occurrence of a Change of Control of the Company shall not be impaired by any amendment of this Plan unless (i) the Company requests the consent of the person covered by this Plan and (ii) such person consents in writing.

         11. GOVERNING LAW. This Plan shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the law that might be applied under applicable principles of conflicts of law.

                                       6.

                                                                       Exhibit A
                                                          to Executive Officers'
                                                          Change of Control Plan

                       FIRST VIRTUAL COMMUNICATIONS, INC.

            FORM OF PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

         In consideration of my employment or continued employment by First Virtual Communications, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

         1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company and an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all trade secret rights, patent rights, copyrights, mask work rights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

         The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, cell lines, know_how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

         2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

         3.       ASSIGNMENT OF INVENTIONS.

                  3.1 ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention that qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

                  (1) Any provision in an employment agreement that provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                           (A)      Relate at the time of conception or
reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                           (B)      Result from any work performed by the
employee for the employer.

                  (2) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (i), the provision is against the public policy of this state and is unenforceable.

                  3.2 GOVERNMENT. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

                  3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship that are made by me (solely or jointly with others) within the scope of my employment and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

         4. ENFORCEMENT OF PROPRIETARY RIGHTS. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

         In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding

                                       2.

paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, that I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, after termination of my employment, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

         6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, that I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete disclosure of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to disclose such Inventions on Exhibit A. Instead, I am to disclose in the applicable space on Exhibit A, only a cursory name for each such Invention, a listing of the party(s) to whom it belongs and the fact that full disclosure as to such Invention has not been made for that reason.

         7. ADDITIONAL ACTIVITIES. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. As further assurance that I will not improperly use or disclose any Proprietary Information of the Company, I agree that, for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company, I will not (i) solicit or induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any customer of the Company

                                       3.

(other than, prior to termination of my employment, on behalf of the Company and, after termination of my employment, with respect to products or services of a type not supplied by the Company).

                  If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

         8. NO IMPROPER USE OF MATERIALS. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless previously and specifically consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company or by me while employed by the Company.

         9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement or obligation of mine relating to any time prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, molecules, cells and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company, whether kept at the Company, home or elsewhere. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel confirming the above and my obligations under this Agreement.

         11. LAW AND REMEDIES. I understand that the unauthorized taking of the Company's trade secrets (i) could result in civil liability under California Civil Code Section 3426, and that, if willful, could result in an award for triple the amount of the Company's damages and attorneys' fees; and (ii) is a crime under California Penal Code Section 499(c), punishable by imprisonment for a time not exceeding one year, or by a fine not exceeding five thousand dollars ($5,000), or by both. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction,

                                       4.

specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

         12. NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         13.      GENERAL PROVISIONS.

                  13.1 GOVERNING LAW. This Agreement will be governed by and construed according to the laws of the State of California without respect to its choice of law provisions.

                  13.2 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged therewith. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

                  13.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then such provision will be deemed stricken from this Agreement and the remaining provisions will continue in full force and effect.

                  13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

                  13.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

                  13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of my employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

                  13.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         This Agreement shall be effective as of the first day of my employment with the Company, namely _____________.

                                       5.

         I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT.

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

                                    _________________________________________
                                    EXECUTIVE

                                    Address:
                                    _________________________________

                                    _________________________________

ACCEPTED AND AGREED TO:

FIRST VIRTUAL COMMUNICATIONS, INC.

By:  ________________________________________
     Name:
     Title:

Address:  First Virtual Communications, Inc.
          3200 Bridge Parkway, Suite 202
          Redwood City, CA 94065

                                       6.

                                                                       Exhibit A
                                                      to Proprietary Information
                                                        and Inventions Agreement

None.

                                                                       Exhibit B
                                                          to Executive Officers'
                                                          Change of Control Plan

                       FIRST VIRTUAL COMMUNICATIONS, INC.

                         EMPLOYEE AGREEMENT AND RELEASE

         I hereby confirm my obligations under the Company's standard form of proprietary information agreement.

         I acknowledge that I have read and understand Section 1542 of the California Civil Code that reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

         Except as otherwise set forth in the Company's Executive Officers' Change of Control Plan and this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the Effective Date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify you pursuant to any applicable indemnification agreement and to provide you with continued coverage under the Company's directors and officers liability insurance policy to the same extent that it has provided such coverage to previously departed officers and directors of the Company.

         I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. If and only if I am covered by ADEA, I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise after the Effective Date of this Agreement; (B) I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (D) I have seven (7) days following the execution of this Agreement to revoke the Agreement; and (E) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me (the "Effective Date"). If I am not covered by ADEA, I acknowledge that this Agreement shall be effective as of the date upon which this Agreement has been executed by me (the "Effective Date").

                                        By:___________________________________
                                                    EXECUTIVE

                                        Date:_________________________________

                                       2.

                       FIRST VIRTUAL COMMUNICATIONS, INC.

                   EXECUTIVE OFFICERS' CHANGE OF CONTROL PLAN

_____________________, Executive:

         First Virtual Communications, Inc. (the "Company") acknowledges that you are covered by its Executive Officers' Change of Control Plan (the "Plan").

Dated the _____ day of _________, 2002.

                                            Very truly yours,

                                            FIRST VIRTUAL COMMUNICATIONS, INC.

                                            By_________________________________

ATTACHMENTS:

         First Virtual Communications, Inc. Executive Officers' Change of Control Plan
         Proprietary Information and Inventions Agreement
         Employee Agreement and Release

         The undersigned acknowledges that he or she is covered by the Plan and has received a copy of the attachments referenced above. Furthermore, the undersigned agrees to be bound by the obligations of an Executive described in the Plan, including, without limitation, the obligations described in Sections 6 and 7 of the Plan.

                                                   _____________________________
                                                   EXECUTIVE

                                                   Address

                                                   _____________________________

                                                   _____________________________

                                    EXHIBIT D

                              VARIABLE COMPENSATION

11